For media inquiries:                                                                                    For investor relations inquiries:
Meredith J. Ching                                                                                       Suzy P. Hollinger
808.525.6669                                                                                                808.525.8422
mching@abinc.com                                                                                   shollinger@abinc.com

ALEXANDER & BALDWIN FINALIZES
POST-SEPARATION FINANCING ARRANGEMENTS

New A&B Will Have a Well-Capitalized Balance Sheet Providing Strong Liquidity and Financial Flexibility

Receives Favorable IRS Ruling on Tax-Free Nature of Planned Separation

HONOLULU – (June 7, 2012) – Alexander & Baldwin Holdings, Inc. (NYSE: ALEX)  (“Company”), successor by merger to Alexander & Baldwin, Inc., today announced that, in connection with previously announced plans to separate its transportation and land businesses into two publicly traded companies, it has entered into new financing arrangements for the land business (“New A&B”).  The new financing arrangements will provide significant liquidity and support New A&B in the execution of its growth strategies as a stand-alone company and complement separately announced financing arrangements that have been made for Matson Navigation Company, Inc.  The New A&B financing arrangements consist of:  (1) a new $260 million unsecured revolving senior credit facility with a syndicate of banks, including an option to increase available capacity up to an additional $90 million; and (2) a replenishing $300 million, three-year unsecured note purchase and private shelf agreement, including a renewal or replacement of $207 million of existing unsecured notes with Prudential Investment Management, Inc. and its affiliates (collectively, “Prudential”).

“Establishment of these financing arrangements marks another critical milestone as we move toward the separation of our transportation and land businesses into two stand-alone, publicly traded companies.  Along with the receipt of a favorable IRS ruling on the separation, we have successfully satisfied key prerequisites to the planned separation.  Subject to final board approval and the completion of various administrative and regulatory matters, we remain on track for completion of the separation early in the third quarter of this year or as early as the end of the second quarter,” said Stanley M. Kuriyama, president and chief executive officer of Alexander & Baldwin Holdings, Inc.

“As a stand-alone company, New A&B will have a strong, well-capitalized balance sheet and the new financing arrangements will further enhance New A&B’s liquidity and financial flexibility,” said Kuriyama.  “In addition to securing significant borrowing capacity under our financing arrangements, we’ve also extended the maturities of New A&B’s unsecured term debt by several years, resulting in no large principal payment required in any year through 2026.  The average required annual principal payment through 2026 will be $14 million.  The interest rates on the notes comprising the $211 million aggregate amount of New A&B term debt remain unchanged.”

The unsecured revolving credit facility has an initial five-year term maturing in June 2017, and will be used for New A&B’s development projects, real estate investments and general corporate purposes.  Bank of America, N.A. served as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and First Hawaiian Bank served as joint lead arrangers of the new unsecured senior credit facility, whose lending group also includes Wells Fargo Bank, American AgCredit PCA, Bank of Hawaii, American Savings Bank and Central Pacific Bank.  Both the revolving credit facility and Prudential shelf agreement contain customary representations, financial and other affirmative and negative covenants, events of defaults and remedies, and are subject to completion of the separation transaction.

In addition to the completion of post-separation financing arrangements, the Company has received a favorable private letter ruling from the U.S. Internal Revenue Service confirming the tax-free nature of the planned separation.  Furthermore, Alexander & Baldwin, Inc. completed its shareholder-approved holding company merger which was intended to facilitate the separation.  As a result of the merger, Alexander & Baldwin Holdings, Inc. replaced Alexander & Baldwin, Inc. as the publicly held corporation through which the Company's operations are conducted and the previously-disclosed "Maritime Restrictions" became effective for Company shareholders.

Additional information about the financing arrangements and other matters covered in this release can be found in the Company’s Form 8-K, which will be filed with the Securities and Exchange Commission today.

About Alexander & Baldwin Holdings, Inc.
Alexander & Baldwin Holdings, Inc., successor by merger to Alexander & Baldwin, Inc., is headquartered in Honolulu, Hawaii.  A&B is engaged in ocean transportation and logistics services through its subsidiaries, Matson Navigation Company, Inc. and Matson Logistics, Inc.; in real estate through A&B Properties, Inc.; and in agribusiness through Hawaiian Commercial & Sugar Company.  Additional information about A&B may be found at its web site: www.alexanderbaldwin.com.

Forward-Looking Statements
Statements in this press release that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.  These forward-looking statements are not guarantees of future performance.  This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.  We do not undertake any obligation to update our forward-looking statements.
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